Exhibit 99.1

Horizon Therapeutics plc Reports Record Third-Quarter 2021 Financial Results;

Increasing Full-Year 2021 Net Sales and Adjusted EBITDA Guidance

— Record Third-Quarter 2021 Net Sales of $1.037 Billion Increased 63 Percent; Third-Quarter

2021 GAAP Net Income of $326.5 Million; Record Adjusted EBITDA of $509.0 Million —

— Record TEPEZZA® (teprotumumab-trbw) Third-Quarter 2021 Net Sales of $616.4 Million;

Increasing Full-Year 2021 Net Sales Guidance to Greater Than $1.625 Billion,

Representing Year-Over-Year Growth of More Than 98 Percent —

— Record KRYSTEXXA® (pegloticase injection) Third-Quarter 2021 Net Sales of $158.1 Million;

KRYSTEXXA Plus Immunomodulation Now at More Than 45 Percent; Increasing Full-Year 2021 Net Sales

Guidance to Greater Than $550 Million, Representing Year-Over-Year Growth of More Than 35 Percent —

— Increasing Full-Year 2021 Net Sales Guidance to $3.16 Billion to $3.21 Billion, Representing

45 Percent Growth at the Midpoint; Increasing Full-Year 2021 Adjusted EBITDA Guidance to

$1.315 Billion to $1.345 Billion, Representing 33 Percent Growth at the Midpoint —

— Announced Five New Programs for Development-Stage Candidates

Daxdilimab (HZN-7734) and Dazodalibep (HZN-4920) —

— Announced Positive Topline Data from MIRROR Trial Evaluating the Use of KRYSTEXXA Plus

Methotrexate; 71 Percent of Patients Achieved a Complete Response Rate at Month 6; Expect to Submit

a Supplemental Biologics License Application (sBLA) to the U.S. FDA in the First Quarter of 2022 —

— Initiated Enrollment in TEPEZZA Chronic Thyroid Eye Disease (TED) Trial;

Results Expected in Second Half of 2022 —

— Cash Position of $1.07 Billion; Achieved Gross Leverage Target of

2.0 Times at Sept. 30, 2021, Ahead of Year-End 2021 Goal —

DUBLIN – Nov. 3, 2021 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced record third-quarter 2021 financial results and increased both its full-year 2021 net sales and adjusted EBITDA guidance.

“We generated record results in the third quarter and made significant progress executing our R&D strategy, further expanding our pipeline with five new programs,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “In addition to our strong commercial execution with TEPEZZA and KRYSTEXXA, our expanded pipeline positions us to drive future growth and diversification, as well as address the unmet medical needs of many people living with rare, autoimmune and severe inflammatory diseases around the world.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 21	Q3 20	% Change	YTD 21	YTD 20	% Change
Net sales	$1,037.0	$636.4	63	$2,211.9	$1,455.1	52
Net income	326.5	292.8	12	361.3	199.2	81
Non-GAAP net income	413.8	392.2	6	802.5	559.2	44
Adjusted EBITDA	509.0	329.8	54	921.8	627.7	47

Earnings per share - diluted	1.38	1.31	5	1.54	0.95	62
Non-GAAP earnings per share - diluted	1.75	1.74	1	3.41	2.58	32

Third Quarter and Recent Company Highlights

•

Announced Five New R&D Programs and Highlighted Expanded Pipeline at Inaugural R&D Day: In September, the Company announced four new programs for its development-stage candidate daxdilimab (HZN-7734) in alopecia areata, discoid lupus erythematosus, dermatomyositis and lupus nephritis and one new program for its development-stage candidate dazodalibep (HZN-4920) in focal segmental glomerulosclerosis. The Company expects to initiate Phase 2 trials in each of these indications in 2022. The new programs, in addition to the Company’s R&D strategy and other key programs, were highlighted at the Company’s inaugural R&D Day in September.

•

Announced Positive Topline Data from KRYSTEXXA MIRROR Trial: In October, the Company announced positive topline results from the MIRROR Phase 4 randomized, placebo-controlled trial evaluating the use of KRYSTEXXA plus methotrexate. The MIRROR trial results demonstrated that 71 percent of patients who were randomized to receive KRYSTEXXA plus methotrexate achieved a complete response rate at Month 6 (p<0.001), a significant improvement from the 40 percent response rate in patients who were randomized to receive KRYSTEXXA plus placebo. In the Phase 3 clinical program, which evaluated KRYSTEXXA alone compared to placebo, 42 percent of patients receiving KRYSTEXXA achieved a complete response. The Company plans to submit a sBLA to the U.S. FDA in the first quarter of 2022. Full data from the trial is expected to be presented at future medical meetings. KRYSTEXXA plus immunomodulation is a core element of the Company’s strategy to maximize the value of KRYSTEXXA and enable more patients with uncontrolled gout to benefit from the medicine.

•

Initiated Enrollment in TEPEZZA Chronic TED Trial: In September, the first patient was enrolled in a Phase 4 randomized, placebo-controlled clinical trial to evaluate the safety and efficacy of TEPEZZA for the treatment of chronic TED. TED is a serious, progressive and potentially vision-threatening rare autoimmune disease. It begins with an acute phase where inflammatory signs and symptoms, such as eye pain, swelling, proptosis (eye bulging) and diplopia (double vision), progress over time. The acute stage is followed by a chronic phase in which inflammation is no longer present or has markedly diminished; however, significant signs and symptoms may remain and continue to impact the quality of life. The objective of the trial is to generate clinical data to better inform physicians and payers about the safety and efficacy of TEPEZZA in patients with chronic TED. Results are expected in the second half of 2022.

•

Presented New UPLIZNA® (inebilizumab-cdon) Data at Key Medical Meetings: New UPLIZNA data were presented at the 15th World Congress on Controversies in Neurology (CONy Virtual), including end-of-study data from the open-label extension period of the Phase 3 trial in patients with neuromyelitis optica spectrum disorder (NMOSD). The data indicated that UPLIZNA may provide durable efficacy and a favorable safety profile for African Americans with NMOSD. Multiple new data were also presented at the virtual 37th Congress of the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) in October. Additionally, a new analysis of data from the Phase 3 trial was published in the Multiple Sclerosis Journal that highlighted a sustained effect on attack risk in people with NMOSD who were treated with UPLIZNA for four or more years.

•

Acquired Biologics Manufacturing Facility in Waterford, Ireland: In July, the Company completed the acquisition of a biologics drug product manufacturing facility in Waterford, Ireland. The Company intends to use the manufacturing facility to support the growth of the Company’s on-market medicines, including TEPEZZA, KRYSTEXXA and UPLIZNA, as well as development-stage biologics.

•

Continued to Demonstrate Gender and Ethnicity Pay Equity: A second study conducted by Aon, a leading compensation consulting firm, showed that Horizon continues to demonstrate both gender and ethnicity pay equity. This study was a follow-on study to the gender and pay ethnicity study Aon conducted in 2019. The Company maintained its gender and ethnicity pay equity despite having grown significantly in the two years since the first study, as well as having completed the acquisition of Viela Bio, which included the addition of a significant number of employees.

•

Multiple Additional Recognitions as a Best Workplace: In September, the Company was named one of the “2021 Best Workplaces for Women™” by Fortune and Great Place to Work® for the first time. In addition, the Company was also recognized as one of PEOPLE’s “100 Companies That Care®” for the third year. In July, Fortune and Great Place to Work named the Company to the “Best Workplaces for Millennials™” list for the second consecutive year and the Company was the highest ranked biotechnology company on the list. In addition, in October the Company was named one of the Top 100 Adoption-Friendly Workplaces by the Dave Thomas Foundation for Adoption for the third consecutive year. Most recently, Horizon was named to Newsweek’s inaugural “Most Loved Workplaces” list, ranking among the top 100 companies recognized for employee happiness and satisfaction at work and was the highest-ranked company in the biotechnology and pharmaceutical category. To date in 2021, the Company has received 11 workplace-related recognitions, reflecting the high level of engagement of its employees.

Key Clinical Development Programs

•

Daxdilimab (HZN-7734), an anti-ILT7 human monoclonal antibody that depletes certain dendritic cells. Depleting these cells may interrupt the cycle of inflammation that causes tissue damage in diseases such as lupus, and a variety of other autoimmune conditions.

•

Systemic Lupus Erythematosus (SLE) Trial: Phase 2 randomized, placebo-controlled trial underway to evaluate daxdilimab in patients with SLE, a disease in which the body’s immune system attacks its own tissues and organs.

•

Alopecia Areata Trial: Phase 2 trial to evaluate daxdilimab in patients with alopecia areata, an autoimmune disorder characterized by nonscarring hair loss, expected to initiate in the first half of 2022.

•

Discoid Lupus Erythematosus (DLE) Trial: Phase 2 trial to evaluate daxdilimab in patients with DLE, a rare, chronic, inflammatory skin condition characterized by lesions that result in scarring, expected to initiate in the first half of 2022.

•

Lupus Nephritis Trial: Phase 2 trial to evaluate daxdilimab in patients with lupus nephritis, a rare, autoimmune disorder characterized by rashes, debilitating muscle weakness and interstitial lung disease, expected to initiate in the second half of 2022.

•

Dermatomyositis Trial: Phase 2 trial to evaluate daxdilimab in patients with dermatomyositis, a rare, autoimmune and inflammatory condition of the kidney, expected to initiate in the second half of 2022.

•

Dazodalibep (HZN-4920), a CD40 ligand antagonist that blocks T cell interaction with the CD40-expressing B cells, disrupting the overactivation of the CD40 ligand co-stimulatory pathway. Several autoimmune diseases are associated with the overactivation of this pathway.

•

Sjögren’s Syndrome Trial: Phase 2b randomized, placebo-controlled trial underway to evaluate dazodalibep in patients with Sjögren’s syndrome, a chronic, systemic autoimmune condition that impacts exocrine glands, including the salivary and tear glands.

•	Rheumatoid Arthritis Trial: Phase 2 randomized, placebo-controlled trial underway to evaluate dazodalibep in patients with rheumatoid arthritis.

•	Kidney Transplant Rejection Trial: Phase 2 open-label trial underway to evaluate dazodalibep in kidney transplant rejection patients.

•

Focal Segmental Glomerulosclerosis (FSGS) Trial: Phase 2 trial to evaluate dazodalibep in patients with FSGS, a rare kidney disorder characterized by scarring of glomeruli, expected to initiate in the second half of 2022.

•	HZN-825, an oral lysophosphatidic acid receptor 1 (LPAR1) antagonist that prevents gene activation.

•	Diffuse Cutaneous Systemic Sclerosis Trial: Pivotal Phase 2b trial to evaluate HZN-825 in diffuse cutaneous systemic sclerosis, expected to initiate in the fourth quarter of 2021.

•

Interstitial Lung Disease Trial: Pivotal Phase 2b trial to evaluate HZN-825 in idiopathic pulmonary fibrosis, the most common form of interstitial lung disease, expected to initiate in the fourth quarter of 2021.

•	UPLIZNA, an anti-CD19 humanized monoclonal antibody that depletes B cells, including the pathogenic cells that produce autoantibodies.

•

Myasthenia Gravis Trial: Phase 3 randomized, placebo-controlled trial underway to evaluate UPLIZNA in patients with myasthenia gravis, a chronic, rare, autoimmune neuromuscular disease that affects voluntary muscles, especially those that control the eyes, mouth, throat and limbs.

•

IgG4-Related Disease Trial: Phase 3 randomized, placebo-controlled trial underway to evaluate UPLIZNA in patients with IgG4-related disease, which is a group of disorders marked by tumor-like swelling and fibrosis of affected organs, such as the pancreas, salivary glands and kidneys.

•	Kidney Transplant Desensitization Trial: Phase 2 open-label trial underway to evaluate UPLIZNA, dazodalibep or both in highly sensitized patients waiting for a kidney transplant.

•	TEPEZZA, an insulin-like growth factor type 1 receptor (IGF-1R) antagonist monoclonal antibody.

•	Chronic TED Trial: Phase 4 randomized, placebo-controlled trial initiated in September 2021 to evaluate TEPEZZA in chronic TED.

•	Subcutaneous (SC) Administration Trial: Phase 1 pharmacokinetic trial underway to explore SC administration of TEPEZZA.

•	Diffuse Cutaneous Systemic Sclerosis Exploratory Trial: Phase 1 exploratory trial to evaluate TEPEZZA in diffuse cutaneous systemic sclerosis expected to initiate in the fourth quarter of 2021.

•	KRYSTEXXA, a recombinant uricase enzyme that converts urate into a water-soluble liquid, allantoin, that can be easily excreted from the body.

•

MIRROR Trial: Phase 4 randomized, placebo-controlled trial to evaluate KRYSTEXXA plus methotrexate to increase the complete response rate in patients with uncontrolled gout. Topline results were announced on Oct. 25, 2021. The results demonstrated that 71 percent of patients who were randomized to receive KRYSTEXXA plus methotrexate achieved a complete response rate at Month 6 (p<0.001), a significant improvement from the 40 percent response rate in patients who were randomized to receive KRYSTEXXA plus placebo.

•

PROTECT Trial: Phase 4 open-label trial to evaluate KRYSTEXXA to improve management of uncontrolled gout in kidney transplant patients. This trial is completed, and final results will be presented at American Society of Nephrology (ASN) Kidney Week 2021 later this week.

•

Shorter Infusion Duration Trial: Phase 4 open-label trial underway to evaluate the impact of administering KRYSTEXXA plus methotrexate over a shorter infusion duration in patients with uncontrolled gout.

•	Monthly Dosing Trial: Phase 4 open-label trial underway to evaluate monthly dosing of KRYSTEXXA plus methotrexate in patients with uncontrolled gout.

•	Retreatment Trial: Phase 4 open-label trial underway to evaluate KRYSTEXXA plus methotrexate in patients who were not complete responders to KRYSTEXXA monotherapy.

•	HZN-1116 Autoimmune Disease Trial: Phase 1 trial initiated in July 2021 to evaluate HZN-1116, a monoclonal antibody, in patients with autoimmune diseases.

Third-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Third-quarter 2021 net sales were $1.037 billion, an increase of 63 percent compared to the third quarter of 2020.

•

Gross Profit: Under U.S. GAAP, the third-quarter 2021 gross profit ratio was 75.7 percent compared to 76.2 percent in the third quarter of 2020. The non-GAAP gross profit ratio in the third quarter of 2021 was 85.4 percent compared to 86.7 percent in the third quarter of 2020.

•

Operating Expenses: R&D expenses were 9.0 percent of net sales and SG&A expenses were 34.7 percent of net sales. Non-GAAP R&D expenses were 7.2 percent of net sales and non-GAAP SG&A expenses were 29.0 percent of net sales.

•	Income Tax Expense (Benefit): On a GAAP basis in the third quarter of 2021, income tax benefit was $19.3 million. Third-quarter non-GAAP income tax expense was $73.8 million.

•	Net Income: In the third-quarter of 2021, net income on a GAAP and non-GAAP basis was $326.5 million and $413.8 million, respectively.

•	Adjusted EBITDA: Third-quarter 2021 adjusted EBITDA was $509.0 million.

•

Earnings per Share: On a GAAP basis, diluted earnings per share in the third quarter of 2021 and 2020 were $1.38 and $1.31, respectively. Non-GAAP diluted earnings per share in the third quarter of 2021 and 2020 were $1.75 and $1.74, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the third quarter of 2021 were 236.2 million.

Third-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

			%			%
(in millions except for percentages)	Q3 21	Q3 20	Change	YTD 21	YTD 20	Change
TEPEZZA®	$616.4	$286.9	115	$1,071.7	$476.3	125
KRYSTEXXA®	158.1	108.5	46	395.2	276.9	43
RAVICTI®(1)	76.2	64.6	18	217.6	191.4	14
PROCYSBI®	49.3	43.1	14	142.5	122.8	16
ACTIMMUNE®	30.1	28.3	6	86.6	83.1	4
UPLIZNA®(2)	18.7	—	NM	35.0	—	NM
BUPHENYL®(1)	1.9	3.2	(42)	5.8	8.4	(31)
QUINSAIRTM	0.3	0.2	84	0.7	0.5	47

Orphan Net Sales	$951.0	$534.8	78	$1,955.1	$1,159.4	69

Orphan Segment Operating Income	$476.2	$274.7	73	$798.5	$480.6	66

(1)

On Oct. 27, 2020, the Company sold its rights to develop and commercialize RAVICTI and BUPHENYL in Japan to Medical Need Europe AB, part of the Immedica Group. The Company has retained the rights to RAVICTI and BUPHENYL in North America.

(2)	UPLIZNA was acquired on March 15, 2021.

•

Third-quarter 2021 net sales of the orphan segment, the Company’s strategic growth segment, were $951.0 million, an increase of 78 percent over the prior year’s quarter, driven by the strong performance of TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI and ACTIMMUNE. The orphan segment represented 92 percent of total company third-quarter net sales.

•

KRYSTEXXA third-quarter 2021 net sales increased 46 percent year-over-year driven by increased adoption of KRYSTEXXA plus immunomodulation, which now exceeds 45 percent. In addition, the Company continues to see strong uptake of KRYSTEXXA from both rheumatologists and nephrologists.

•	Third-quarter 2021 orphan segment operating income was $476.2 million, which includes additional investment associated with TEPEZZA, UPLIZNA and the Company’s pipeline programs.

Inflammation Segment

			%			%
(in millions except for percentages)	Q3 21	Q3 20	Change	YTD 21	YTD 20	Change
PENNSAID 2%®	$48.0	$50.3	(5)	$142.7	$126.9	12
DUEXIS®(1)	20.9	27.9	(25)	62.5	87.1	(28)
RAYOS®	14.9	18.1	(18)	43.6	50.8	(14)
VIMOVO®(2)	2.2	5.3	(58)	8.1	30.9	(74)

Inflammation Net Sales	$86.0	$101.6	(15)	$256.9	$295.7	(13)

Inflammation Segment Operating Income	$34.1	$55.1	(38)	$123.6	$145.1	(15)

(1)	On Aug. 4, 2021, Alkem Laboratories, Inc. initiated an at-risk launch of generic DUEXIS in the United States.
(2)	On Feb. 27, 2020, Dr. Reddy’s Laboratory initiated an at-risk launch of generic VIMOVO in the United States.

•	Third-quarter 2021 net sales of the inflammation segment were $86.0 million, and segment operating income was $34.1 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis, operating cash flow in the third quarter of 2021 was $411.0 million. Non-GAAP operating cash flow was $432.3 million.

•	As of Sept. 30, 2021, the Company had cash and cash equivalents of $1.069 billion.

•	As of Sept. 30, 2021, the total principal amount of debt outstanding was $2.610 billion, and the gross-debt-to-last-12-months adjusted EBITDA leverage ratio was 2.0 times.

2021 Guidance

The Company now expects full-year 2021 net sales to range between $3.16 billion and $3.21 billion, representing 45 percent growth at the midpoint and an increase from the previous range of $3.025 billion to $3.125 billion. The company now expects TEPEZZA full-year 2021 net sales of greater than $1.625 billion with year-over-year growth of more than 60 percent in the fourth quarter, compared to the previous guidance of greater than $1.550 billion with year-over-year growth of more than 50 percent in the fourth quarter. The Company now expects KRYSTEXXA full-year 2021 net sales of greater than $550 million, compared to the previous guidance of greater than $500 million. Full-year 2021 adjusted EBITDA is now expected to range between $1.315 billion and $1.345 billion, representing 33 percent growth at the midpoint and an increase from the previous guidance range of $1.26 billion to $1.30 billion.

Webcast

At 8 a.m. EST / 12 p.m. GMT today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax (benefit) and tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2021 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2021 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2021 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; development, manufacturing and commercialization plans; expected timing of clinical trials, availability of clinical data and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on supplies and net sales of Horizon’s medicines and potential delays in clinical trials; the fact that Horizon’s full-year 2021 net sales, adjusted EBITDA and TEPEZZA net sales guidance and the expected timing of certain TEPEZZA clinical trials assume that future committed manufacturing slots for TEPEZZA are not cancelled and are run successfully, which could be impacted by additional government-mandated COVID-19 vaccine production orders and other risks associated with the manufacture of biologic medicines; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies, including its manufacturing and global expansion strategy; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:

Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$1,036,992	$636,427	$2,211,946	$1,455,115
Cost of goods sold	251,640	151,475	553,003	370,406

Gross profit	785,352	484,952	1,658,943	1,084,709

OPERATING EXPENSES:
Research and development	93,549	30,206	291,076	138,483
Selling, general and administrative	360,260	226,164	1,047,456	696,271
Impairment of long-lived asset	—	—	12,371	—
Gain on sale of asset	—	—	(2,000)	—

Total operating expenses	453,809	256,370	1,348,903	834,754

Operating income	331,543	228,582	310,040	249,955

OTHER EXPENSE, NET:
Interest expense, net	(22,977)	(12,185)	(59,018)	(48,100)
Loss on debt extinguishment	—	(14,602)	—	(31,856)
Foreign exchange (loss) gain	(476)	(753)	(1,363)	306
Other (expense) income, net	(849)	717	2,113	1,791

Total other expense, net	(24,302)	(26,823)	(58,268)	(77,859)

Income before benefit for income taxes	307,241	201,759	251,772	172,096
Benefit for income taxes	(19,302)	(91,081)	(109,537)	(27,143)

Net income	$326,543	$292,840	$361,309	$199,239

Net income per ordinary share—basic	$1.44	$1.38	$1.61	$1.00

Weighted average ordinary shares outstanding—basic	226,096,747	212,320,219	225,053,704	198,413,779

Net income per ordinary share—diluted	$1.38	$1.31	$1.54	$0.95

Weighted average ordinary shares outstanding—diluted	236,198,789	223,743,903	235,256,424	208,678,460

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,068,547	$2,079,906
Restricted cash	3,839	3,573
Accounts receivable, net	775,371	659,701
Inventories, net	237,434	75,283
Prepaid expenses and other current assets	328,730	251,945

Total current assets	2,413,921	3,070,408

Property, plant and equipment, net	285,837	189,037
Developed technology and other intangible assets, net	3,051,135	1,782,962
In-process research and development	880,000	—
Goodwill	1,069,031	413,669
Deferred tax assets, net	782,852	560,841
Other assets	125,912	55,699

Total assets	$8,608,688	$6,072,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$50,724	$37,710
Accrued expenses and other current liabilities	483,833	485,567
Accrued trade discounts and rebates	303,486	352,463
Long-term debt—current portion	16,000	—

Total current liabilities	854,043	875,740

LONG-TERM LIABILITIES:
Long-term debt, net	2,557,864	1,003,379
Deferred tax liabilities, net	591,552	66,474
Other long-term liabilities	155,015	101,672

Total long-term liabilities	3,304,431	1,171,525

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at September 30, 2021 and December 31, 2020; 227,026,047 and 221,721,674 shares issued at September 30, 2021 and December 31, 2020, respectively; and 226,641,681 and 221,337,308 shares outstanding at September 30, 2021 and December 31, 2020, respectively	22	22
Treasury stock, 384,366 ordinary shares at September 30, 2021 and December 31, 2020	(4,585)	(4,585)
Additional paid-in capital	4,310,886	4,245,945
Accumulated other comprehensive loss	(1,532)	(145)
Retained earnings (accumulated deficit)	145,423	(215,886)

Total shareholders’ equity	4,450,214	4,025,351

Total liabilities and shareholders’ equity	$8,608,688	$6,072,616

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$326,543	$292,840	$361,309	$199,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	94,480	70,510	257,216	209,906
Equity-settled share-based compensation	54,804	30,356	170,394	113,834
Acquired in-process research and development expense	—	—	46,500	47,517
Loss on debt extinguishment	—	14,602	—	31,856
Impairment of long-lived asset	—	—	12,371	—
Amortization of debt discount and deferred financing costs	1,500	1,208	3,740	12,025
Gain on sale of asset	—	—	(2,000)	—
Deferred income taxes	(129,819)	(3,480)	(147,934)	(8,041)
Foreign exchange and other adjustments	1,958	423	(1,494)	1,084
Changes in operating assets and liabilities:
Accounts receivable	(39,762)	(162,267)	(107,776)	(297,392)
Inventories	21,219	(10,986)	(10,494)	(23,329)
Prepaid expenses and other current assets	34,333	(62,816)	(60,790)	(83,226)
Accounts payable	(2,666)	(65,846)	7,640	17,709
Accrued trade discounts and rebates	(2,825)	34,170	(50,838)	(143,551)
Accrued expenses and other current liabilities	59,021	(24,675)	34,380	56,830
Other non-current assets and liabilities	(7,746)	(5,176)	(15,510)	11,410

Net cash provided by operating activities	411,040	108,863	496,714	145,871

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(27,440)	(13,429)	(59,695)	(133,399)
Payments for long-term investments, net	(2,219)	(8,937)	(9,797)	(8,937)
Payments for acquisitions, net of cash acquired	(67,945)	—	(2,843,275)	(262,305)
Change in escrow deposit for property purchase	—	—	—	6,000
Proceeds from sale of asset	2,000	—	2,000	—
Payments related to license agreements	(46,500)	—	(46,500)	—

Net cash used in investing activities	(142,104)	(22,366)	(2,957,267)	(398,641)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior notes	—	(1,739)	—	(1,739)
Net proceeds from the issuance of ordinary shares	—	919,995	—	919,995
Net proceeds from term loans	—	—	1,574,993	—
Repayment of term loans	(4,000)	—	(8,000)	—
Proceeds from the issuance of ordinary shares in conjunction with ESPPprogram	—	—	11,482	7,979
Proceeds from the issuance of ordinary shares in connection with stock option exercises	12,174	8,112	40,013	33,999
Payment of employee withholding taxes relating to share- based awards	(16,429)	(6,743)	(158,077)	(59,752)

Net cash (used in) provided by financing activities	(8,255)	919,625	1,460,411	900,482

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(4,452)	1,166	(10,951)	1,225

Net increase (decrease) in cash, cash equivalents and restricted cash	256,229	1,007,288	(1,011,093)	648,937
Cash, cash equivalents and restricted cash, beginning of the period(1)	816,157	721,688	2,083,479	1,080,039

Cash, cash equivalents and restricted cash, end of the period(1)	$1,072,386	$1,728,976	$1,072,386	$1,728,976

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net income	$326,543	$292,840	$361,309	$199,239
Non-GAAP adjustments:
Acquisition/divestiture-related costs	9,228	199	88,166	47,296
Restructuring and realignment costs	680	—	7,703	—
Manufacturing plant start-up costs	1,712	—	1,712	—
Amortization and step-up:
Intangible amortization expense	90,368	65,353	245,260	190,677
Inventory step-up expense	8,912	—	16,914	—
Amortization of debt discount and deferred financing costs	1,500	1,208	3,740	12,025
Impairment of long-lived assets	—	—	12,371	1,072
Gain on sale of asset	—	—	(2,000)	—
Share-based compensation	54,804	30,356	170,394	113,834
Depreciation	4,112	5,157	11,956	19,229
Litigation settlement	5,000	—	5,000	—
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	53,500	3,000
Fees related to refinancing activities	—	—	—	54
Loss on debt extinguishment	—	14,602	—	31,856
Drug substance harmonization costs	—	193	—	483

Total of pre-tax non-GAAP adjustments	180,316	117,068	614,716	419,526
Income tax effect of pre-tax non-GAAP adjustments	(37,102)	(23,063)	(148,353)	(80,122)
Other non-GAAP income tax adjustments	(56,007)	5,331	(25,126)	20,541

Total of non-GAAP adjustments	87,207	99,336	441,237	359,945

Non-GAAP net income	$413,750	$392,176	$802,546	$559,184

Non-GAAP Earnings Per Share:
Weighted average ordinary shares—Basic	226,096,747	212,320,219	225,053,704	198,413,779

Non-GAAP Earnings Per Share—Basic:
GAAP earnings per share—Basic	$1.44	$1.38	$1.61	$1.00
Non-GAAP adjustments	0.39	0.47	1.96	1.82

Non-GAAP earnings per share—Basic	$1.83	$1.85	$3.57	$2.82

Non-GAAP net income	$413,750	$392,176	$802,546	$559,184
Effect of assumed exchange of Exchangeable Senior Notes, net of tax	—	223	—	3,789

Numerator—non-GAAP net income	$413,750	$392,399	$802,546	$562,973

Weighted average ordinary shares—Diluted
Weighted average ordinary shares—Basic	226,096,747	212,320,219	225,053,704	198,413,779
Ordinary share equivalents	10,102,042	12,959,618	10,202,720	19,431,212

Denominator—weighted average ordinary shares—Diluted	236,198,789	225,279,837	235,256,424	217,844,991

Non-GAAP Earnings Per Share—Diluted
GAAP earnings per share—Diluted	$1.38	$1.31	$1.54	$0.95
Non-GAAP adjustments	0.37	0.43	1.87	1.63

Non-GAAP earnings per share—Diluted	$1.75	$1.74	$3.41	$2.58

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA and Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net income	$326,543	$292,840	$361,309	$199,239
Depreciation	4,112	5,157	11,956	19,229
Amortization and step-up:
Intangible amortization expense	90,368	65,353	245,260	190,677
Inventory step-up expense	8,912	—	16,914	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	22,977	12,185	59,018	48,100
Benefit for income taxes	(19,302)	(91,081)	(109,537)	(27,143)

EBITDA	$433,610	$284,454	$584,920	$430,102

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	9,228	199	88,166	47,296
Restructuring and realignment costs	680	—	7,703	—
Manufacturing plant start-up costs	1,712	—	1,712	—
Impairment of long-lived assets	—	—	12,371	1,072
Gain on sale of asset	—	—	(2,000)	—
Share-based compensation	54,804	30,356	170,394	113,834
Litigation settlement	5,000	—	5,000	—
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	53,500	3,000
Fees related to refinancing activities	—	—	—	54
Loss on debt extinguishment	—	14,602	—	31,856
Drug substance harmonization costs	—	193	—	483

Total of other non-GAAP adjustments	75,424	45,350	336,846	197,595

Adjusted EBITDA	$509,034	$329,804	$921,766	$627,697

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating income	$331,543	$228,582	$310,040	$249,955
Non-GAAP adjustments:
Acquisition/divestiture-related costs	9,224	144	89,241	47,416
Restructuring and realignment costs	680	—	7,703	—
Manufacturing plant start-up costs	1,712	—	1,712	—
Amortization and step-up:
Intangible amortization expense	90,368	65,353	245,260	190,677
Inventory step-up expense	8,912	—	16,914	—
Impairment of long-lived assets	—	—	12,371	1,072
Gain on sale of asset	—	—	(2,000)	—
Share-based compensation	54,804	30,356	170,394	113,834
Depreciation	4,111	5,157	11,955	19,229
Litigation settlement	5,000	—	5,000	—
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	53,500	3,000
Fees related to refinancing activities	—	—	—	54
Drug substance harmonization costs	—	193	—	483

Total of non-GAAP adjustments	178,811	101,203	612,050	375,765

Non-GAAP operating income	$510,354	$329,785	$922,090	$625,720

Orphan segment operating income	476,225	274,687	798,514	480,584
Inflammation segment operating income	34,129	55,098	123,576	145,136

Total segment operating income	$510,354	$329,785	$922,090	$625,720

Foreign exchange (loss) gain	(476)	(753)	(1,363)	306
Other (expense) income, net	(844)	772	1,039	1,671

Adjusted EBITDA	$509,034	$329,804	$921,766	$627,697

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-GAAP Gross Profit:
GAAP gross profit	$785,352	$484,952	$1,658,943	$1,084,709
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	(204)	—	(75)	—
Intangible amortization expense	89,892	65,149	244,382	190,070
Inventory step-up expense	8,912	—	16,914	—
Share-based compensation	1,795	1,566	6,875	5,543
Depreciation	55	17	227	435
Drug substance harmonization costs	—	193	—	483

Total of Non-GAAP adjustments	100,450	66,925	268,323	196,531

Non-GAAP gross profit	$885,802	$551,877	$1,927,266	$1,281,240

GAAP gross profit %	75.7%	76.2%	75.0%	74.5%
Non-GAAP gross profit %	85.4%	86.7%	87.1%	88.1%

GAAP cash provided by operating activities	$411,040	$108,863	$496,714	$145,871
Cash payments for acquisition/divestiture-related costs	15,839	97	136,073	80
Cash payments for restructuring and realignment costs	583	—	1,803	189
Cash payments for manufacturing start-up costs	869	—	869	—
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	4,000	—	7,000	—
Cash payments drug substance harmonization costs	—	—	—	290
Cash payments relating to refinancing activities	—	—	—	73

Non-GAAP operating cash flow	$432,331	$108,960	$642,459	$146,503

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)—2020

(in thousands)

Twelve Months Ended December 31,
2020
GAAP net income	$389,796
Depreciation	24,303
Amortization and step-up:
Intangible amortization expense	255,148
Inventory step-up expense	—
Interest expense, net (including amortization of debt discount and deferred financing costs)	59,616
Expense for income taxes	11,849

EBITDA	$740,712

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	49,196
Restructuring and realignment costs	(141)
Impairment of long-lived assets	1,713
Gain on sale of assets	(4,883)
Share-based compensation	146,627
Upfront, progress and milestone payments related to license and collaboration agreements	33,000
Fees related to refinancing activities	54
Loss on debt extinguishment	31,856
Drug substance harmonization costs	542

Total of other non-GAAP adjustments	257,964

Adjusted EBITDA	$998,676

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q3 2021
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$307.2	$(19.3)	(6.3)%	$326.5	$1.38
Non-GAAP adjustments	180.3	93.1		87.2

Non-GAAP	$487.6	$73.8	15.1%	$413.8	$1.75

	Q3 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$201.8	$(91.1)	(45.1)%	$292.8	$1.31
Non-GAAP adjustments	117.1	17.7		99.3

Non-GAAP	$318.8	$(73.3)	(23.0)%	$392.2	$1.74

	YTD 2021
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$251.8	$(109.5)	(43.5)%	$361.3	$1.54
Non-GAAP adjustments	614.7	173.5		441.2

Non-GAAP	$866.5	$64.0	7.4%	$802.5	$3.41

	YTD 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$172.1	$(27.1)	(15.8)%	$199.2	$0.95
Non-GAAP adjustments	419.5	59.6		359.9

Non-GAAP	$591.6	$32.4	5.5%	$559.2	$2.58

Horizon Therapeutics plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Three Months Ended September 30, 2021

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Other Expense, net	Income Tax Benefit (Expense)
GAAP as reported	$(251,640)	$(93,549)	$(360,260)	$(22,977)	$(849)	$19,302
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(204)	15	9,415	—	2	—
Restructuring and realignment costs(2)	—	—	680	—	—	—
Manufacturing plant start-up costs(3)	—	—	1,712	—	—	—
Amortization and step-up:
Intangible amortization expense(4)	89,892	—	476	—	—	—
Inventory step-up expense(5)	8,912	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	1,500	—	—
Share-based compensation(7)	1,795	15,075	37,934	—	—	—
Depreciation(8)	55	125	3,932	—	—	—
Litigation settlement(9)	—	—	5,000	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(10)	—	4,000	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	(37,102)
Other non-GAAP income tax adjustments(12)	—	—	—	—	—	(56,007)

Total of non-GAAP adjustments	100,450	19,215	59,149	1,500	2	(93,109)

Non-GAAP	$(151,190)	$(74,334)	$(301,111)	$(21,477)	$(847)	$(73,807)

Horizon Therapeutics plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Three Months Ended September 30, 2020

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(151,475)	$(30,206)	$(226,164)	$(14,602)	$(12,185)	$717	$91,081
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	36	108	—	—	55	—
Amortization and step-up:
Intangible amortization expense(4)	65,149	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	1,208	—	—
Share-based compensation(7)	1,566	2,453	26,337	—	—	—	—
Depreciation(8)	17	29	5,111	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	14,602	—	—	—
Drug substance harmonization costs(14)	193	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	(23,063)
Other non-GAAP income tax adjustments(12)	—	—	—	—	—	—	5,331

Total of non-GAAP adjustments	66,925	2,518	31,760	14,602	1,208	55	(17,732)

Non-GAAP	$(84,550)	$(27,688)	$(194,404)	$—	$(10,977)	$722	$73,349

Horizon Therapeutics plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Nine Months Ended September. 30, 2021

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Gain on Sale of Asset	Impairment of Long-lived assets	Interest Expense	Other Income (Expense), net	Income Tax Benefit (Expense)
GAAP as reported	$(553,003)	$(291,076)	$(1,047,456)	$2,000	$(12,371)	$(59,018)	$2,113	$109,537
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(75)	18	89,300	—	—	—	(1,077)	—
Restructuring and realignment costs(2)	—	—	7,703	—	—	—	—	—
Manufacturing plant start-up costs(3)	—	—	1,712	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(4)	244,382	—	878	—	—	—	—	—
Inventory step-up expense(5)	16,914	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	—	3,740	—	—
Impairment of long lived assets(15)	—	—	—	—	12,371	—	—	—
Gain on sale of asset(16)	—	—	—	(2,000)	—	—	—	—
Share-based compensation(7)	6,875	32,851	130,668	—	—	—	—	—
Depreciation(8)	227	291	11,438	—	—	—	—	—
Litigation settlement(9)	—	—	5,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(10)	—	53,500	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	—	(148,353)
Other non-GAAP income tax adjustments(12)	—	—	—	—	—	—	—	(25,126)

Total of non-GAAP adjustments	268,323	86,660	246,699	(2,000)	12,371	3,740	(1,077)	(173,479)

Non-GAAP	$(284,680)	$(204,416)	$(800,757)	$—	$—	$(55,278)	$1,036	$(63,942)

Horizon Therapeutics plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Nine Months Ended September. 30, 2020

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Income (Expense), net	Income Tax Benefit (Expense)
GAAP as reported	$(370,406)	$(138,483)	$(696,271)	$(31,856)	$(48,100)	1,791	$27,143
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,365	51	—	—	(120)	—
Amortization and step-up:
Intangible amortization expense(4)	190,070	—	607	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	12,025		—
Impairment of long lived assets(15)	—	—	1,072	—	—	—	—
Share-based compensation(7)	5,543	11,381	96,910	—	—	—	—
Depreciation(8)	435	72	18,722	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(10)	—	3,000	—	—	—	—	—
Fees related to refinancing activities(17)	—	—	54	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	31,856	—	—	—
Drug substance harmonization costs(14)	483	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	(80,122)
Other non-GAAP income tax adjustments(12)	—	—	—	—	—	—	20,541

Total of non-GAAP adjustments	196,531	61,818	117,416	31,856	12,025	(120)	(59,581)

Non-GAAP	$(173,875)	$(76,665)	$(578,855)	—	$(36,075)	$1,671	$(32,438)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP

1.

Represents transaction and integration costs, including, advisory, legal, consulting and certain employee-related costs, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item. In addition, the nine months ended September 30, 2020 amounts include the Curzion acquisition payment of $45.0 million, which was recorded as a research and development expense.

2.	Represents rent and maintenance charges for the leased Lake Forest office that we vacated in the first quarter of 2021.

3.

During the nine months ended September 30, 2021, we recorded $1.7 million of manufacturing plant start-up costs related to the purchase of a drug product manufacturing facility from EirGen in July 2021.

4.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, UPLIZNA, BUPHENYL, PENNSAID 2% and RAYOS.

5.

During the three and nine months ended September 30, 2021, we recognized in cost of goods sold $8.9 million and $16.9 million, respectively, for inventory step-up expense related to UPLIZNA inventory revalued in connection with the Viela acquisition. Because inventory step-up expense is related to an acquisition, will not continue indefinitely and has a significant effect on our gross profit, gross margin percentage and net income for all affected periods, the Company excludes inventory step-up expense from its non-GAAP financial measures.

6.	Represents amortization of debt discount and deferred financing costs associated with our debt.

7.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

8.	Represents depreciation expense related to our property, plant, equipment, software and leasehold improvements.

9.	We recorded $5.0 million of expense during the three and nine months ended September 30, 2021 for litigation settlements.

10.

During the nine months ended September 30, 2021, we recognized a $40.0 million upfront payment in relation to the agreement with Arrowhead, which was subsequently paid in July 2021. In addition, we recognized $6.5 million of milestone payments in relation to daxdilimab (HZN-7734) and $7.0 million of progress payments with HemoShear Therapeutics, LLC, or HemoShear.

During the nine months ended September 30, 2020, we recognized a $3.0 million progress payment in relation to our agreement with HemoShear, which was paid in July 2020.

11.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

12.

During the nine months ended September 30, 2021, we recognized a U.S. federal and state tax liability on U.S. taxable income generated from an intercompany transfer and license of intellectual property from a U.S. subsidiary to an Irish subsidiary which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $26.2 million. We also recognized $51.3 million of tax benefit due to a reduction in the state tax rate expected to apply to the reversal of temporary differences between the book values and tax bases of certain assets acquired through the Viela acquisition. The reduction in state tax rate resulted in a reduction in the deferred tax liability relating to these assets and a non-GAAP tax adjustment of $51.3 million.

During the nine months ended September 30, 2020, following the publication of the Anti-Hybrid Rules on April 8, 2020, we recorded a write off of a deferred tax asset related to certain interest expense accrued to a foreign related party during the year ended December 31, 2019 and recognized a corresponding one-time tax provision, resulting in a non-GAAP tax adjustment of $15.2 million. We also recognized a U.S. federal tax liability on U.S. taxable income generated from an intercompany transfer of intellectual property from a U.S. subsidiary to an Irish subsidiary, which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $5.3 million.

13.

During the nine months ended September 30, 2020, we recorded a loss on debt extinguishment of $31.9 million in the condensed consolidated statements of comprehensive income, which reflects the extinguishment of our Exchangeable Senior Notes.

14.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the Friedreich’s ataxia program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

15.	During the nine months ended September 30, 2021, we recorded a right-of-use asset impairment charge of $12.4 million as a result of vacating the leased Lake Forest office.

During the nine months ended September 30, 2020, we recorded an impairment charge of $1.1 million related to the Novato, California office lease, which was obtained through an acquisition.

16.

During the nine months ended September 30, 2021, gain on sale of asset represents a $2.0 million contingent consideration payment related to the sale of MIGERGOT in 2019. The contingent consideration was triggered during the second quarter of 2021 and it was received in July 2021.

17.	Represents arrangement and other fees relating to our refinancing activities.